UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

BROADRIDGE FINANCIAL SOLUTIONS, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

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AMENDMENT TO

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD NOVEMBER 17, 2010

This document is an amendment to our Proxy Statement dated October 8, 2010 and furnished in connection with the Annual Meeting of Stockholders of Broadridge Financial Solutions, Inc. (the “Company”), which will be held on Wednesday, November 17, 2010, at 10:00 a.m. Eastern Time via live webcast at www.virtualshareholdermeeting.com/br.

EXPLANATORY STATEMENT

Due to a typographical error, certain amounts in the “Present Value of Accumulated Benefit” column of the Pension Benefits Table on page 53 were incorrectly reported. The correct amounts appear in the footnotes to the Payments Upon A Termination or Change in Control Tables on pages 58 to 61. The correct Pension Benefits Table is set forth below. The other information in the table is unchanged.

PENSION BENEFITS TABLE

The following table sets forth for each Named Executive Officer certain information with respect to each plan that provides for payments or other benefits at, following, or in connection with retirement, other than our stock option, restricted stock or RSU plans.

Name	Plan Name	Number of Years of Credited Service (1) (#)	Present Value of Accumulated Benefit (2) ($)	Payments During Last Fiscal Year ($)
Richard J. Daly	Broadridge SORP	16.0	$1,611,619	—
Dan Sheldon	Broadridge SORP	6.0	$571,900	—
John Hogan	Broadridge SORP	15.0	$1,683,579	—
Timothy C. Gokey	Broadridge SORP	0.0	$0	—
Robert Schifellite	Broadridge SORP	9.0	$453,897	—

(1)	Broadridge SORP-credited service is defined as complete calendar years. Years of service recognized under the Broadridge SORP for Mr. Daly, Mr. Sheldon, Mr. Hogan and Mr. Schifellite differ from their actual service with the Company, because they were credited with their service under ADP’s SORP (as described below). For actuarial valuation purposes, credited service is attributed through the Statement of Financial Accounting Standards measurement date.
(2)	Service credit and actuarial values are calculated as of June 30, 2010, the pension plan’s measurement date for the last fiscal year. Actuarial values are based on the RP-2000 white collar mortality table (projected to 2010), a 5.82% discount rate and a normal retirement age of 65. The method of valuation to determine the liabilities presented includes discounting the value of the respective benefits, based on service accrued through the measurement date and payable at age 65, for interest and mortality with mortality not applicable prior to the commencement of benefits.